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                                                                      EXHIBIT 11

                     MAXCOM TELECOMUNICACIONES, S.A. DE C.V.



                                 CODE OF CONDUCT

                                   JULY, 2002



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TABLE OF CONTENTS

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INTRODUCTION.....................................................................................................              4
VISION, MISSION AND VALUES.......................................................................................              5

CHAPTER ONE. COMPLIANCE OF THE CODE, EMPLOYMENT AND GENERAL RULES................................................              6

ARTICLE I.     WHO MUST COMPLY WITH THE CODE OF CONDUCT..........................................................              6

ARTICLE II.       EMPLOYMENT, COMPENSATION, TRAINING AND PROMOTION:..............................................              6

ARTICLE III.      DIGNIFIED AND RESPECTFUL TREATMENT:............................................................              6

ARTICLE IV.       RESPECT TO THE BELONGINGS OF OTHERS:...........................................................              7

ARTICLE V.        THREATENS, USE OF LANGUAGE AND CLOTHING:.......................................................              7

ARTICLE VI.       TOBACCO, ALCOHOL AND DRUGS:....................................................................              7

ARTICLE VII.      HARASSMENT AND SEXUAL HARASSMENT:..............................................................              7

CHAPTER TWO. HANDLING INFORMATION OF THE COMPANY.................................................................              8

ARTICLE VIII.       GENERAL INFORMATION AND TRADE SECRETS:.......................................................              8

ARTICLE IX.       CONFIDENTIAL INFORMATION:......................................................................              8

ARTICLE X.        QUALITY AND ACCURACY OF REPORTS:...............................................................              9

ARTICLE XI.       PUBLIC DISCLOSURE AND INFORMATION TO ANALYSTS:.................................................              9

ARTICLE XII.      INFORMATION TO THE MEDIA:......................................................................              9

ARTICLE XIII.       INFORMATION TO PUBLIC, PRIVATE AND GOVERNMENTAL ENTITIES:....................................             10

ARTICLE XIV.        INFORMATION ABOUT EMPLOYEES:.................................................................             10

CHAPTER THREE, ACCOUNTING AND PAYMENT PRACTICES..................................................................             10

ARTICLE XV.       CORRUPTION AND PAYMENT PRACTICES:..............................................................             10

   SECTION 15.01      COMMERCIAL AND ACCOUNTING PRACTICES........................................................             10

   SECTION 15.02      POLITICAL CONTRIBUTIONS....................................................................             11

   SECTION 15.03      PREVENTION OF MONEY LAUNDRY................................................................             11

CHAPTER FOUR. ACQUISITIONS POLICY................................................................................             11

ARTICLE XVI.        ACQUISITIONS:................................................................................             11

ARTICLE XVII.       RELATIONSHIP WITH SUPPLIERS:.................................................................             12

CHAPTER FIVE. CONFLICT OF INTERESTS POLICY AND USE OF PRIVILEGED INFORMATION.....................................             12

ARTICLE XVIII.      CONFLICTS OF INTERESTS POLICY:...............................................................             12

   SECTION 18.01      INTEREST IN OTHER BUSINESSES...............................................................             12

   SECTION 18.02      SIMULTANEOUS JOBS..........................................................................             12

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   SECTION 18.03      PRESENTS AND OTHER DONATIONS...............................................................             13

   SECTION 18.04      BUSINESSES THAT INVOLVE THE PARTICIPATION OF FAMILY MEMBERS................................             13

ARTICLE XIX.        SECURITIES TRADING:..........................................................................             13

CHAPTER SIX. COMMERCIAL ACTIVITIES...............................................................................             14

ARTICLE XX.       COMMERCIAL STANDARDS:..........................................................................             14

CHAPTER SEVEN. INDUSTRIAL PROPERTY AND USE OF COMPUTERS..........................................................             14

ARTICLE XXI.        INDUSTRIAL PROPERTY PROTECTION:..............................................................             14

ARTICLE XXII.       USE OF ELECTRONIC MAIL AND INTERNET:.........................................................             15

CHAPTER EIGHT. ENVIRONMENTAL POLICY..............................................................................             15

ARTICLE XXIII.      ENVIRONMENTAL POLICY:........................................................................             15

ARTICLE XXIV.       RESPONSIBILITY:..............................................................................             15

ARTICLE XXV.        ENVIRONMENTAL PREVENTION:....................................................................             16

CHAPTER NINE. COMPLIANCE.........................................................................................             16

ARTICLE XXVI.       COMPLIANCE:..................................................................................             16

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INTRODUCTION

Some of the bases on which any company builds its commercial success are integrity and conduct.

This code of conduct (the "Code") governs and ensures that the behavior, the actions and the decisions of our labor life always adhere to the principles of integrity, ethics, honesty, respect, justice and fairness.

This Code does not supersede individual or collective labor agreements, interior labor regulations, nor our internal laws or policies; it only establishes the general principles that govern our living together and our behavior.

Notwithstanding their hierarchical level, all employees of MAXCOM
Telecomunicaciones, S.A. de C.V. and its subsidiaries ("MAXCOM" or the "Company") must know and comply with this Code is, which implies a commitment and a responsibility.

The alleged ignorance of this Code is not an excuse not to comply with it, consequently, the employees of MAXCOM shall act observing the standards of loyalty, legality, good faith, respect, responsibility, righteousness and courtesy that make it up.

With the practice of this Code we reciprocate the trust of our associates and shareholders, we relate to our customers, suppliers, competitors, we live in harmony with our community and we fulfill the governmental regulations in force.

The philosophy that defines who and how we are as individuals and as a corporate entity is contained in the VISION, MISSION AND VALUES of MAXCOM, which are an integral part of this Code.



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VISION, MISSION AND VALUES

OUR VISION:

To be acknowledged as the more reliable and efficient telecommunications services company in Mexico.

OUR MISSION:

To provide services of local telephony, long distance, data, and Internet, to companies and households in Mexico, through our own wire network, with the backup of the best team of professionals committed to a culture of quality and good customer service, present in each one of our actions.

VALUES:

      o     Our people

      o     Teamwork

      o     Commitment

      o     Quality

      o     Innovation

      o     Leadership

      o     Honesty

      o     Customer focus

      o     Achievement of results



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CHAPTER ONE. COMPLIANCE OF THE CODE, EMPLOYMENT AND GENERAL RULES

ARTICLE I. WHO MUST COMPLY WITH THE CODE OF CONDUCT


This Code of Conduct applies to all:

      -     Directors

      -     Officers and employees of MAXCOM, or of any of its subsidiaries

      -     External Advisors

      -     Agents

      -     Sales representatives

      -     Distributors

      -     Contractors

      -     Suppliers

ARTICLE II. EMPLOYMENT, COMPENSATION, TRAINING AND PROMOTION:


We have a non-discrimination policy with regards to employees and to those who want to have a job.

Race, color, religion, gender, age, nationality, disablement or any similar characteristic, do not influence the hiring, compensation, training and promotion of a person, since those decisions are based on principles of commercial strategy and personal merits, such as skills, experience, preparation, gift and achievements, and on the strict compliance of the law in that matter.

ARTICLE III. DIGNIFIED AND RESPECTFUL TREATMENT:


Our behavior and professional relationship is always respectful, tolerant and fair, treating all our fellow workers in the way we wish we would be treated.

We value differences in opinion and the thoughts that exist among human beings, and we appreciate them as opportunities for development and improvement.

Preferences, tastes and beliefs inherent to private life are not part of our labor relationship, thus, we abstain from statements regarding the personal lifestyle, and we think of ourselves as respectful of the right that each individual has to think and act in his private life according to his/her preferences.



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ARTICLE IV. RESPECT TO THE BELONGINGS OF OTHERS:

With a special emphasis, our company reinforces the respect concerning other people's property. The fact of stealing other people's property or taking it without permission of the owner, are actions that we consider as disloyal, and should be subject to disciplinary measures.

ARTICLE V. THREATENS, USE OF LANGUAGE AND CLOTHING:

Since we consider that threats and acts of violence or of intimidation, whichever their means of expression, are despicable actions which violate the most elementary rights, we affirm our firm rejection in this regard.

We, the employees, are responsible of preventing any form of discrimination in our conduct.

Also, we state that we shall use, and demand to be used, the proper language, which should also be respectful at all times.

As to the way we dress, it should be sober and should adhere to the generally accepted uses and customs worldwide in companies known for their comparative quality examples. In the case of gentlemen, tie and jacket shall be used during the performance of their tasks.

ARTICLE VI. TOBACCO, ALCOHOL AND DRUGS:


The facilities of the Company have been declared as clean buildings, thus, it is strictly forbidden to smoke in any place inside the premises of the Company.

The consumption of alcoholic beverages inside any of the premises of the Company is strictly forbidden, except in the cases in which celebrations of formal nature are carried out.

The consumption, sale, possession or storage of any type of forbidden substances (drugs) attempts against the principles that govern us, are illegal acts, and therefore, we reject them.

ARTICLE VII. HARASSMENT AND SEXUAL HARASSMENT:

As a Company we make an effort to provide our employees a working environment free of sexual harassment.

We are against any indecent sexual proposals, asking of sexual favors, flirtations and non-desired approaches, whether implicit or explicit, regardless of gender, or degree and type of labor relationship that exists between the people involved in these practices.



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CHAPTER TWO. HANDLING INFORMATION OF THE COMPANY

ARTICLE VIII. GENERAL INFORMATION AND TRADE SECRETS:

The assets of the Company imply more than its equipment and physical plants, they comprise technology, and concepts, valuable ideas, business and products plans, and information about the business.

We consider that the Information has two values: as a right and as an obligation.

Thus, we express that all of us have the right to be promptly informed about the events and decisions that impact or change our Company, or its corporate image.

Likewise, we affirm that, as individuals, regardless of our position and responsibility in the Company, we have the obligation of notifying our supervisors about the news, findings, and situations that due to their content, might affect its corporate image or change the pace and development of our Company, its products or services.

ARTICLE IX. CONFIDENTIAL INFORMATION:


We accept the fact that the strategic information and the information belonging to MAXCOM is part of the patrimony of the Company, and therefore, they are managed under strict confidentiality standards.

Strategic information or proprietary information includes any knowledge, process, standard, design, drawing, policy, plan, strategy, skill, feature, operation, particularity, study or analysis - just to mention a few - without excluding others that could be advisable for the Company to be determined as "Strategic information or proprietary information".

All information not disclosed to the public in general, or that could be of strategic or commercial help for competitors or other companies, whichever their type, scope or content, is included.

It also includes information that suppliers or customers have disclosed to us as proprietary or confidential information.

Anyone who generates, knows or uses this type of information, under his own responsibility, shall safeguard it, visibly and adequately marking it as confidential information or proprietary information which use is restricted, keeping it safe and limiting the access only to those who need to know its contents to develop their work.

The obligation to preserve proprietary information continues even when we end our labor or professional relationship with MAXCOM, therefore, anyone who generates, knows or uses this type of information undertakes to sign a confidentiality agreement so as to protect the information and ensure its confidentiality.



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The safeguarding of strategic or confidential information includes the refusal to accept information and trade secrets from any other institution, including our main competitors, in order to get benefits that are not justifiable.

Likewise, the information to which we have access due to a business relationship with our customers, suppliers and contractors shall be kept as confidential, and shall be protected from improper or non-authorized disclosure, nor shall it be used to obtain a personal benefit or for the benefit of third parties.

This information can only be used for the purposes authorized by the company in question.

ARTICLE X. QUALITY AND ACCURACY OF REPORTS:

The reports we produce, whether of commercial strategies, financial reports, plans and promotions, sales, statistical or of expenses and investments, or of any other kind, shall contain true and accurate information so as to facilitate the processes and to ensure the transparency of our actions.

Otherwise, it constitutes a breach to the Company's policy, apart from being an illegal action.

Likewise, in the case of our customers, we commit to inform in a true manner the information about the products and services of MAXCOM, so as not to lead to an error or to biased information when such products or services are contracted. This sound practice is a responsibility, especially with regards to the executives and employees of the areas that have information or access with and from the customers.

ARTICLE XI. PUBLIC DISCLOSURE AND INFORMATION TO ANALYSTS:


Since both the Company and the employees may obligate themselves with investors that buy or sell stock of the Company as to doubtful or incomplete statements, all public statements shall be prepared, supported and disclosed by the executives that have been authorized for such purpose by the Company.

In the event that investors, stock agents or financial analysts require specific or detailed information about the Company, in all cases we shall channel the applicant with the CFO or the Financial Executive to whom the CFO has delegated this task.

ARTICLE XII. INFORMATION TO THE MEDIA:


Since communication is part of the patrimony of the Company and thus it is handled under strict confidentiality standards, we acknowledge that the only entity of the Company authorized to keep relations with the information and communication media is the Office of the Vice-president of Public Relations.

The position of Official Spokesman of the Company falls only upon the Vice-president of Public Relations and Corporate Communications.



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ARTICLE XIII. INFORMATION TO PUBLIC, PRIVATE AND GOVERNMENTAL ENTITIES (1):


The President and General Manager of MAXCOM, as the only exceptions, shall be the ones who, in their opinion, can exercise the right to present before the communication media, shareholders, analysts, investors, financial groups, governmental entities, and before any other company or group, news, comments, statements, reports, analysis, conversations, conferences, etc.

ARTICLE XIV. INFORMATION ABOUT EMPLOYEES:

The Company gathers, uses and archives information about the employees, which is used for its commercial activity or for legal purposes.

Thus, this information is considered confidential, and for the exclusive use of those who require it in the development of their jobs.

CHAPTER THREE, ACCOUNTING AND PAYMENT PRACTICES

ARTICLE XV. CORRUPTION AND PAYMENT PRACTICES:


Since we have important U.S. investors who are subject to the United Status Foreign Corrupt Practices Act ("FCPA"), thus, we have the obligation to accept the provisions of this Law in a joint fashion, regardless of the penalties and sanctions that the Company and their officers may be imposed under the Mexican Law.

In order to comply with this Law, advisors, employees, agents, contractors, and associates, whichever the case may be, shall observe the following standards:

SECTION 15.01. COMMERCIAL AND ACCOUNTING PRACTICES

Officers, employees and agents of the Company shall comply with the legal requirements in Mexico, and each political subdivision of the country (federation, States, municipalities or political districts), and of any other country where the Company carries out its business.

No fund or asset of the Company shall be used for a different purpose to the one established by the Company; and no false or confuse entry shall be recorded in the books of the Company, and all transactions made by the Company shall be recorded in its accounting books.

The staff of the Company is bound to comply with the generally accepted accounting standards that apply to the Company, to the FCPA, with the other legal and fiscal applicable provisions, and with the internal control policies of the Company.


----------
1 Different to the one by law and legislation is already stated as an obligation and has responsible areas.


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SECTION 15.02. POLITICAL CONTRIBUTIONS

The Company, as a corporate entity, cannot make any contribution whatsoever to political parties, candidates, political, referendum or bills of law campaigns, unless the Law allows so and the Chairman and General Manager of the Company, and the Board of Directors approve them.

This restriction is not intended to discourage the employees to contribute or get involved with candidates, parties, political committees, referendum or bills of law committees to exercise their civic rights.

However, if the employees decide to support any cause, their political activity shall be carried out outside the premises and during non-working hours, using their own means and, of course they shall abstain of making proselytism.

SECTION 15.03. PREVENTION OF MONEY LAUNDRY

It is important that all employees and officers of MAXCOM comply with the applicable provisions that forbid the practice of money laundry, whereby we are bound to inform on suspicious transactions.

We make an effort to fully comply with the standards and internal policies on information about suppliers, payments and related to the policies set forth by the Accounting Department and the Department of the Internal Comptroller.

When there is suspicion of a doubtful transaction, before concluding such transaction, we are bound to give a warning signal and express our concern before the Department of the Comptroller and the Department of Legal Affairs.

CHAPTER FOUR. ACQUISITIONS POLICY

ARTICLE XVI. ACQUISITIONS:


We believe it is a sensitive responsibility to acquire goods or services on behalf of and with resources of the Company.

Thus, we commit ourselves to proceed in this subject with the due cautiousness and with a critical spirit, in strict adherence to the rules and regulations in force.

We understand and accept that once the department of finances releases such resources, the decisions on acquisitions shall only be based on the direction and under the authorization of the Purchases Department. Additionally, and due to the scope and particularities involved in the acquisition of some goods and services, the cooperation and support of other areas (Legal Affairs, Operations, Engineering, etc.) is required, and such cooperation ensures the efficiency and effectiveness in the acquisitions.



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ARTICLE XVII. RELATIONSHIP WITH SUPPLIERS:

The relationships of MAXCOM with its suppliers shall observe the applicable policies and procedures, and based on the following criteria:

      - MAXCOM bases its relationships with suppliers on honest, legal, efficient and fair practices.

      - Business shall be only undertaken with suppliers that comply with the legal and local requirements, as well as with any additional contracting standards of MAXCOM, concerning the work, the safety and health environment, the industrial property rights and the policy as regards to undue payments of suppliers.

      - Suppliers shall be selected only based on an open, transparent and competitive bid.




CHAPTER FIVE. CONFLICT OF INTERESTS POLICY AND USE OF PRIVILEGED INFORMATION

ARTICLE XVIII. CONFLICTS OF INTERESTS POLICY:


A conflict of interests is any activity or interest, which is inconsistent or contrary to the best interest of the Company. Potential conflicts of interests can arise out from following situations:

SECTION 18.01. INTEREST IN OTHER BUSINESSES

We, the employees, shall not have any direct or indirect financial interest with customers, competitors or suppliers that could give rise to a divided loyalty or to an apparent divided loyalty. (This prohibition does not include passive investments that do not exceed 3% of the total outstanding shares of any company registered in a renowned securities stock market, whether national or foreign, in Mexico or the United States).

SECTION 18.02. SIMULTANEOUS JOBS

The Company expects each one of us, without any distinction, to dedicate our time and attention to the working commitments assumed with the Company.

The fact of devoting part of our time and effort to the sale, marketing, delivery or promotion of goods, products or services in the Company, is an activity that we acknowledge as disloyal towards the rest of our co-workers, and damaging to the interests of the Company.

We shall abstain from having profitable jobs that may cause any conflict with our labor time, or that distract or hinder our tasks and responsibilities towards the Company.

If we, the employees, wish to undertake any activity or job that does not imply a conflict nor damages our activity and responsibility, we understand that we may only perform it with the


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prior written authorization of the Vice-president of Human Resources, and the
Vice-president of our respective area.

Additionally, we accept the following:

      - The employees, under no circumstance, can undertake an external job or professional services towards customers, competitors (whether real or potential) or with suppliers of the Company.

      - The employees hired by the hour cannot commit themselves with an external job that could cause a conflict of interests (such as, for example, working for a current or potential competitor).

      - The employees hired by the hour can undertake other external activities with the prior written authorization of the Vice-president of Human Resources, and of the Vice-president of the respective area.

SECTION 18.03. PRESENTS AND OTHER DONATIONS

So as to safeguard our loyalty towards the Company, no employee or member of his family can accept presents, gifts, services, donations or any preferred treatment in relation to the customers, suppliers or prospective customer of the Company. As to the gifts the suppliers may send by reason of end-of-year holidays, we shall adhere to the policy set forth for such purpose.

Likewise, no employee can give money, presents, gifts, services, donations or some other type of preferred treatment to customers, competitors or suppliers, if this may imply a disloyal practice in order to obtain a commercial advantage or other type of advantage.

SECTION 18.04. BUSINESSES THAT INVOLVE THE PARTICIPATION OF FAMILY MEMBERS


No employee can carry out deals of the Company with a person to whom is related by kinship, whether by blood up to the third degree relationship, or a relationships resulting from a marriage.

Nor can he/she actively participate in negotiations in representation of the Company with organizations in which the employee or person with whom such employee has a kinship up to third degree, or a relationship resulting from a marriage, has the power of decision-making or any influence in such negotiation.

ARTICLE XIX. SECURITIES TRADING:


It is forbidden to purchase, sell or recommend the purchase or sale of shares, bonds or whichever other security or stock of the Company, to those who have privileged or relevant information of same, which is not of public domain.

It is also forbidden to purchase, sell or to recommend the purchase or sale of shares, bonds or whichever securities or stock from another company, based on privileged or relevant


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information of such firm, obtained during the performance as officer or employee of MAXCOM, and that is not of public domain.

CHAPTER SIX. COMMERCIAL ACTIVITIES

ARTICLE XX. COMMERCIAL STANDARDS:


Commercial laws and regulations in Mexico, as well as in the economic community worldwide are designed to foster a competitive market, and forbid activities that restrict trade. In general, all actions taken both individually and with the participation of others that are predatory concerning a competitor, or that by nature limit the competition, are considered breaches of one or more laws on fair competition.

In MAXCOM we accept the fact that the following situations, which represent significant practices contrary to the policies of the Company, to be forbidden:

- Contracts or agreements with competitors or potential competitors concerning prices of products or other competitive policies or practices are forbidden; also this cannot be the subject matter of the conversation of any employee of the Company with a competitor or potential competitor.

- All conversations shall be limited to the specific negotiations carried out in the case or a current or potential association, or of projects with competitors or potential competitors.

- The participation in commercial associations, seminars or other groups shall not be, nor shall even seem to be, an opportunity to make comments on competition policies and practices.

- It is strictly forbidden to make arrangements or agreements with a particular competitor or customer, potential competitor or potential customer, that have no direct relation with a particular customer or supplier, or a potential customer or supplier.

- It is strictly forbidden to make arrangements or agreements in which the customer or potential customer of the company agree not to buy goods or services from a competitor or potential competitor of the same company.





CHAPTER SEVEN. INDUSTRIAL PROPERTY AND USE OF COMPUTERS

ARTICLE XXI. INDUSTRIAL PROPERTY PROTECTION:


In MAXCOM we respect industrial property rights (brands, commercial slogans, patents, industrial announcements, etc.) and copyrights (computer programs, literary works, music works, audiovisuals, drawings, etc.) of MAXCOM, considered some one of its main assets.

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All officers and employees of MAXCOM shall protect and defend the industrial property rights of the Company, and make use of such rights in a responsible manner and according to the guidelines of the Company to that effect.

Also, in MAXCOM we respect the copyrights of third parties, therefore it is strictly forbidden any breach to such rights, among which hackers and the undue use of computation programs are highlighted.

No employee shall install computer programs in the computers or computer systems of the Company without the direct supervision and the authorization of the Systems Area. Each officer and employee shall be responsible of the computer assigned to him/her and of the information filed therein.

It is important to request the advisory of the Systems Area or of the Department of Legal Affairs before accepting or using copyright of third parties for personal purposes in the Company.

ARTICLE XXII. USE OF ELECTRONIC MAIL AND INTERNET:


The use of Internet is only meant for work purposes; therefore, it is forbidden to use the electronic mail service of MAXCOM to communicate personal opinions or for personal communications.

Personal opinions may be understood as official part of the policy of MAXCOM, since the address of the electronic mail includes the name of MAXCOM, and is visible to all those who receive electronic mail.

CHAPTER EIGHT. ENVIRONMENTAL POLICY

ARTICLE XXIII. ENVIRONMENTAL POLICY:


It is a policy of the Company to carry out activities that show a respect for the environment, while making and promoting high quality products and services for its customers.

This shall be performed in such a way to favor the welfare of the current and future communities, where the Company maintains or plans to maintain premises, and may carry out commercial activities.

The Company and its affiliate companies, agents and employees shall, at all times, act as good citizens, model entrepreneurs, complying and exceeding the observance of the applicable environmental laws and regulations.

ARTICLE XXIV. RESPONSIBILITY:


In MAXCOM we are aware that, in order to protect the environment, environmental factors shall be taken into account so as to develop all business, plans, operations and activities.



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The Operations, Regulatory and Legal areas have determined the programs, guidelines and regulations that help us to comply with this significant social responsibility.

ARTICLE XXV. ENVIRONMENTAL PREVENTION:


In strict compliance with our mission to protect the environment, the employees of MAXCOM commit to communicate to the Regulatory, Operations and Legal areas the following aspects: (1) notices on permits of regulatory organizations, (2) reports of tests results, internal or from organizations that indicate the breach of the permit, (3) notices of breach concerning regulations or environmental permits, (4) negotiations or orders that include regulations or authorized compliance, (5) related environmental incidents that can be reported to any governmental organization, or that could adversely affect the Company.

CHAPTER NINE. COMPLIANCE

ARTICLE XXVI. COMPLIANCE:


All officers and employees of MAXCOM shall fulfill these policies not only to the letter, but also their spirit.

It is true that no set of guidelines on commercial ethical conducts may include each and every one of the cases.

The absence of a guideline that includes a particular situation does not exempt the employee or officer of MAXCOM from his/her obligation to act within the highest standards of entrepreneurial behavior, regardless of the fulfillment of the internal regulation as to work, standards and policies, and the applicable laws.

Since each employee of the Company is the only responsible of its actions, it there is any doubt it can and should look for guidance and assistance in its higher ranks so as to clarify doubts concerning the compliance of the standards of conduct.

The responsibility to apply these standards is the responsibility of each one of the employees of MAXCOM.

The Executive Chairman and General Manager is the natural leader that shall promote the compliance and adherence of this Code.

All of us have the obligation and the responsibility of reporting non-ethical actions, as well as breaches to the entrepreneurial conduct standards of the Company.

Our primary responsibility, as employees of MAXCOM, is with the Company, not with any individual in particular.

If any employee believes that his superior authority is not paying due attention to a significant breach to this Code or to the law, it is his duty, no matter how unpleasant, to


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report to the person following in hierarchy about it, and if even this would not corrected, nor the proper measures taken, he can address the Chairman and the General Director to inform them about his/her suspicions and concerns.

Ethical integrity is a question of character. Each employee of the Company shall ensure that each and every one of his co-workers complies at all times with the highest entrepreneurial ethical conduct, both individually and collectively.

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